Exhibit 99.1

Microsoft Cloud Momentum Helps Drive Third-Quarter Results

Revenue growth across segments and cost discipline drive earnings per share of $0.68.

REDMOND, Wash. — April 24, 2014 — Microsoft Corp. today announced revenue of $20.40 billion for the quarter ended March 31, 2014. Gross margin, operating income, net income, and diluted earnings per share for the quarter were $14.46 billion, $6.97 billion, $5.66 billion, and $0.68 per share, respectively.

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results for the prior year. We have provided this non-GAAP financial information to aid investors in better understanding the company’s performance. Management commentary regarding performance and growth refers to non-GAAP financial results.

	Three Months Ended March 31,
($ in millions, except per share amounts)	2013 As Reported (GAAP)	Net revenue recognition for Windows Upgrade Offer, Office Deferral, and Video Game Deferral	European Commission Fine	2013 As Adjusted (Non- GAAP)	2014 As Reported (GAAP)	%Y/Y (GAAP)	%Y/Y (Non- GAAP)
Revenue	$20,489	($1,658)		$18,831	$20,403	(0)%	8%
Gross Margin	$15,702	($1,658)		$14,044	$14,462	(8)%	3%
Operating Income	$7,612	($1,658)	$733	$6,687	$6,974	(8)%	4%
Diluted EPS	$0.72	($0.16)	$0.09	$0.65	$0.68	(6)%	5%

“This quarter’s results demonstrate the strength of our business, as well as the opportunities we see in a mobile-first, cloud-first world. We are making good progress in our consumer services like Bing and Office 365 Home, and our commercial customers continue to embrace our cloud solutions. Both position us well for long-term growth,” said Satya Nadella, chief executive officer at Microsoft. “We are focused on executing rapidly and delivering bold, innovative products that people love to use.”

“We delivered solid, broad-based financial results driven by strong execution and continued cost discipline,” said Amy Hood, executive vice president and chief financial officer at Microsoft. “We are focusing our resources to drive growth and long-term shareholder value.”

Devices and Consumer revenue grew 12% to $8.30 billion.

•	Windows OEM revenue grew 4%, driven by strong 19% growth in Windows OEM Pro revenue.

•	Office 365 Home now has 4.4 million subscribers, adding nearly 1 million subscribers in just three months.

•	Microsoft sold in 2.0 million Xbox console units, including 1.2 million Xbox One consoles.

•	Surface revenue grew over 50% to approximately $500 million.

•	Bing U.S. search share grew to 18.6% and search advertising revenue grew 38%.

Commercial revenue grew 7% to $12.23 billion.

•	Office 365 revenue grew over 100%, and commercial seats nearly doubled, demonstrating strong enterprise momentum for Microsoft’s cloud productivity solutions.

•	Azure revenue grew over 150%, and the company has announced more than 40 new features that make the Azure platform more attractive to cloud application developers.

•	Windows volume licensing revenue grew 11%, as business customers continue to make Windows their platform of choice.

•	Lync, SharePoint, and Exchange, our productivity server offerings, collectively grew double-digits.

“Our products and services continue to deliver differentiated business value to our customers, and we continue to win share in areas like cloud services, data platform, and infrastructure management,” said Kevin Turner, chief operating officer at Microsoft. “Our SQL Server business grew double-digits again this quarter, and with the announcements of SQL 2014 and Power BI for Office 365, we offer a unique, comprehensive, end-to-end data and analytics solution.”

Nokia

Microsoft expects to close the acquisition of the Nokia Devices and Services business on April 25, 2014.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on April 24, 2015.

Adjusted Financial Results and Non-GAAP Measures

During the third quarter of fiscal year 2013, GAAP revenue, gross margin, operating income, and diluted earnings per share included the net revenue recognition for the Windows Upgrade Offer, the Office Deferral, the Video Game Deferral, and the European Commission Fine. These items are defined below. In addition to these financial results reported in accordance with GAAP, we have provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Definitions

Revenue deferred on sales of Windows 7 with an option to upgrade to Windows 8 Pro at a discounted price (“Windows Upgrade Offer”).

Revenue deferred on sales of the previous version of the Microsoft Office system with a guarantee to be upgraded to the new Office at minimal or no cost and pre-sales of the new Office to OEMs and retailers before general availability (collectively, the “Office Deferral”).

Revenue deferred on sales of video games with the right to receive specified software upgrades/enhancements (“Video Game Deferral”).

Fine of €561 million ($733 million) assessed by the European Commission in 2013 for violation of an order to provide a browser choice screen with Internet Explorer on PCs sold in Europe (“European Commission Fine”).

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services, and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances, including our acquisition of the Nokia Devices and Services business, may have an adverse effect on our business;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	disclosure of personal data that could result in liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	adverse economic or market conditions may harm our business;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	our hardware and software products may experience quality or supply problems;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business; and

•	catastrophic events or geo-political conditions may disrupt our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of April 24, 2014. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS (In millions, except per share amounts)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

Revenue	$20,403	$20,489	$63,451	$57,953
Cost of revenue	5,941	4,787	19,339	14,647

Gross margin	14,462	15,702	44,112	43,306
Operating expenses:
Research and development	2,743	2,640	8,258	7,628
Sales and marketing	3,542	3,794	11,129	11,048
General and administrative	1,203	1,656	3,448	3,939

Total operating expenses	7,488	8,090	22,835	22,615

Operating income	6,974	7,612	21,277	20,691
Other income (expense)	(17)	(9)	(34)	216

Income before income taxes	6,957	7,603	21,243	20,907
Provision for income taxes	1,297	1,548	3,781	4,009

Net income	$5,660	$6,055	$17,462	$16,898

Earnings per share:
Basic	$0.68	$0.72	$2.10	$2.02
Diluted	$0.68	$0.72	$2.08	$1.99
Weighted average shares outstanding:
Basic	8,284	8,364	8,317	8,385
Diluted	8,367	8,429	8,411	8,472
Cash dividends declared per common share	$0.28	$0.23	$0.84	$0.69

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS (In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

Net income	$5,660	$6,055	$17,462	$16,898
Other comprehensive income (loss):

Net unrealized gains (losses) on derivatives (net of tax effects of $1, $19, $(1) and $(10))	(31)	35	(14)	(19)

Net unrealized gains on investments (net of tax effects of $37, $150, $774 and $401)	68	278	1,502	744

Translation adjustments and other (net of tax effects of $9, $(61), $53 and $31)	18	(114)	101	58

Other comprehensive income	55	199	1,589	783

Comprehensive income	$5,715	$6,254	$19,051	$17,681

MICROSOFT CORPORATION

BALANCE SHEETS (In millions)(Unaudited)

	March 31, 2014	June 30, 2013

Assets
Current assets:
Cash and cash equivalents	$11,572	$3,804
Short-term investments (including securities loaned of $707 and $579)	76,853	73,218

Total cash, cash equivalents, and short-term investments	88,425	77,022
Accounts receivable, net of allowance for doubtful accounts of $255 and $336	13,497	17,486
Inventories	1,920	1,938
Deferred income taxes	1,424	1,632
Other	3,740	3,388

Total current assets	109,006	101,466
Property and equipment, net of accumulated depreciation of $14,441 and $12,513	11,771	9,991
Equity and other investments	14,792	10,844
Goodwill	14,751	14,655
Intangible assets, net	2,901	3,083
Other long-term assets	2,898	2,392

Total assets	$156,119	$142,431

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,583	$4,828
Current portion of long-term debt	2,000	2,999
Accrued compensation	3,887	4,117
Income taxes	694	592
Short-term unearned revenue	17,670	20,639
Securities lending payable	794	645
Other	4,275	3,597

Total current liabilities	33,903	37,417
Long-term debt	20,679	12,601
Long-term unearned revenue	1,842	1,760
Deferred income taxes	2,318	1,709
Other long-term liabilities	9,953	10,000

Total liabilities	68,695	63,487

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital - shares authorized 24,000; outstanding 8,260 and 8,328	67,803	67,306
Retained earnings	16,289	9,895
Accumulated other comprehensive income	3,332	1,743

Total stockholders’ equity	87,424	78,944

Total liabilities and stockholders’ equity	$156,119	$142,431

MICROSOFT CORPORATION

CASH FLOW STATEMENTS (In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

Operations
Net income	$5,660	$ 6,055	$17,462	$16,898
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	1,255	1,053	3,470	2,772
Stock-based compensation expense	602	599	1,828	1,805
Net recognized losses (gains) on investments and derivatives	(40)	(52)	100	(19)
Excess tax benefits from stock-based compensation	(22)	(6)	(247)	(192)
Deferred income taxes	(190)	226	38	404
Deferral of unearned revenue	10,175	9,686	27,456	28,632
Recognition of unearned revenue	(10,139)	(11,599)	(30,394)	(30,852)
Changes in operating assets and liabilities:
Accounts receivable	2,501	2,191	4,243	3,859
Inventories	(324)	(483)	38	(989)
Other current assets	340	139	(311)	(96)
Other long-term assets	(73)	(13)	(469)	(326)
Accounts payable	(716)	(67)	(390)	51
Other current liabilities	870	1,238	3	119
Other long-term liabilities	200	699	(110)	864

Net cash from operations	10,099	9,666	22,717	22,930

Financing
Proceeds from issuance of debt	0	0	8,850	2,232
Repayments of debt	(300)	0	(1,888)	0
Common stock issued	141	203	461	765
Common stock repurchased	(1,845)	(1,028)	(6,146)	(4,318)
Common stock cash dividends paid	(2,322)	(1,925)	(6,570)	(5,534)
Excess tax benefits from stock-based compensation	22	6	247	192
Other	0	0	(39)	(16)

Net cash used in financing	(4,304)	(2,744)	(5,085)	(6,679)

Investing

Additions to property and equipment	(1,192)	(930)	(4,155)	(2,463)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(157)	(108)	(311)	(1,564)
Purchases of investments	(21,323)	(18,160)	(49,217)	(48,372)
Maturities of investments	2,336	1,265	4,134	4,513
Sales of investments	16,006	9,730	39,477	30,163
Securities lending payable	46	543	149	(249)

Net cash used in investing	(4,284)	(7,660)	(9,923)	(17,972)

Effect of exchange rates on cash and cash equivalents	2	(39)	59	23

Net change in cash and cash equivalents	1,513	(777)	7,768	(1,698)
Cash and cash equivalents, beginning of period	10,059	6,017	3,804	6,938

Cash and cash equivalents, end of period	$11,572	$ 5,240	$11,572	$ 5,240

MICROSOFT CORPORATION

SEGMENT REVENUE AND GROSS MARGIN (In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013

Revenue

Devices and Consumer Licensing	$4,382	$ 4,352	$14,109	$14,733
Devices and Consumer Hardware	1,973	1,402	8,187	5,294
Devices and Consumer Other	1,950	1,656	5,378	5,055
Commercial Licensing	10,323	9,979	30,805	29,059
Commercial Other	1,902	1,449	5,285	4,086
Corporate and Other	(127)	1,651	(313)	(274)

Total revenue	$20,403	$20,489	$63,451	$57,953

Gross Margin
Devices and Consumer Licensing	$3,906	$ 3,929	$12,809	$13,163
Devices and Consumer Hardware	258	393	875	1,603
Devices and Consumer Other	541	430	1,324	1,678
Commercial Licensing	9,430	9,085	28,308	26,594
Commercial Other	475	264	1,165	585
Corporate and Other	(148)	1,601	(369)	(317)

Total gross margin	$14,462	$15,702	$44,112	$43,306